UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The information disclosed in Item 1.01 of the current report on Form 8-K of Helios and Matheson Analytics Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 21, 2018 (the “June 21, 2018 Report”) is incorporated by reference into this current report on Form 8-K (this “Current Report”). The documents referenced below, namely the Securities Purchase Agreement, the Note Purchase Agreements, the Notes, the Investor Notes, the Master Netting Agreements, the Guaranty, the Voting and Lockup Agreements and the Buyer Voting Agreements are the same documents as defined in the June 21, 2018 Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2018 (the “Closing Date”), pursuant to the Securities Purchase Agreement (“SPA”), dated as of June 21, 2018, by and between the Company and the institutional investors party to the SPA (the “Buyers”), the Company completed the sale and issuance of 20,500 shares of Series A Preferred Stock of the Company (the “Preferred Stock”) and Series B-2 senior convertible notes in the aggregate principal amount of $164,000,000 (which includes an approximate 15.0% original issue discount) (the “Convertible Notes”), for total consideration consisting of an aggregate cash payment to the Company of $20,500,000 and secured promissory notes payable by the Buyers to the Company (the “Investor Notes”) in the aggregate principal amount of $139,400,000 (collectively, the “Financing”). Unless earlier converted or redeemed, the Convertible Notes will mature on June 26, 2020. The maturity date of the Investor Note is June 26, 2060. On the Closing Date, in connection with the closing of the Financing:

●	the Company issued the Convertible Notes and the Preferred Stock to the Buyers in consideration of the Investor Notes and $20,500,000 in cash;

●	the Company entered into separate Note Purchase Agreements with each of the Buyers, pursuant to which the Buyers issued the Investor Notes;

●	the Company entered into separate Master Netting Agreements with each of the Buyers;

●	MoviePass, Inc. entered into separate Guaranty Agreements in favor of each Buyer;

●	Theodore Farnsworth, the Chief Executive Officer and Chairman of the Board of the Company, and Helios & Matheson Information Technology Ltd, of which Muralikrishna Gadiyaram, a director of the Company, is the chief executive officer, and its wholly-owned subsidiary, Helios & Matheson Inc., who collectively own approximately 1.5% of the Company’s issued and outstanding common stock as of the Closing Date, entered into the Voting and Lockup Agreements with the Company; and

●	the Company entered into separate Buyer Voting Agreements with each of the Buyers.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 21, 2018, the Company received a deficiency letter from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock has closed below a minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). The Nasdaq deficiency letter has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on the Nasdaq under the symbol “HMNY” at this time.

In accordance with Nasdaq Listing Rule 5810(b), the Company has been given 180 calendar days, or until December 18, 2018 to regain compliance with Rule 5550(a)(2). If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to December 18, 2018 to regain compliance. If at any time before December 18, 2018, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance with Rule 5550(a)(2).

If the Company does not regain compliance with Rule 5550(a)(2) by December 18, 2018, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the deficiency during the second compliance period, which may include, if necessary, implementing a reverse stock split.

If the Company does not regain compliance with Rule 5550(a)(2) by December 18, 2018, and is not eligible for an additional compliance period at that time, the Staff will provide notice to the Company that its securities will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (“Panel”). The Company would remain listed pending the Panel’s decision.

To regain compliance with Rule 5550(a)(2), the Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement for a special meeting of stockholders (the “Special Meeting”), which includes a proposal to approve an amendment to the Company’s Certificate of Incorporation to effect a one-time reverse stock split (the “Reverse Split”) of common stock at a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-250 shares, which ratio will be selected by the Company’s Board of Directors (the “Reverse Split Proposal”). There can be no assurance that the Company's stockholders will approve the Reverse Split Proposal or that the Reverse Split will result in a sustained increase in the per share market price for the common stock for the minimum period necessary to permit the Company to regain compliance with Rule 5550(a)(2).

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 2.03 of this Current Report is hereby incorporated by reference into this Item 3.02.

As previously disclosed in the June 21, 2018 Report, Canaccord Genuity, Inc. (“Canaccord”) acted as placement agent for the Financing. Canaccord is entitled to (1) a cash fee equal to three percent (3%) of gross proceeds with respect to the sale of the Convertible Notes and Preferred Stock to Hudson Bay Master Fund Ltd. (“Hudson Bay”) and (2) a cash fee equal to seven percent (7%) of gross proceeds received by the Company with respect to the sale of the Convertible Notes and Preferred Stock to other investors.

In addition, Palladium Capital Advisors, LLC (“Palladium”) is entitled to (1) five percent (5%) of the gross cash proceeds actually received by the Company from Hudson Bay in connection with the sale of Convertible Notes and the Preferred Stock, as and when received; plus (2) a warrant (the “Warrants”) to purchase eight percent (8%) of the number of shares of common stock (the “Warrant Shares”) determined by dividing the aggregate purchase price of the Preferred Stock purchased by Hudson Bay by the Conversion Price in effect as of the Subscription Date and eight percent (8%) of the number of shares of common stock into which any Unrestricted Principal of the Note purchased by Hudson Bay is initially convertible at the Conversion Price in effect as of the Subscription Date, at an exercise price equal to the Conversion Price of the Note in effect as of the Subscription Date, without regard to any adjustment of the Conversion Price resulting from the anti-dilution provision of the Note, other than proportionate adjustments to the Conversion Price resulting from stock splits or combinations or similar proportionately applied changes to the Company’s outstanding common stock.

The above discussion does not purport to be a complete description of the Warrant described in this Current Report and it is qualified in its entirety by reference to the full text of such document, which is attached as an exhibit to the June 21, 2018 Current Report and is incorporated in this Current Report by reference.

The Securities, the Warrants, the Warrant Shares, and the Preferred Stock were offered and sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder. Each Buyer represented to the Company that the Buyer is an “accredited investor” as defined in Regulation D of the Securities Act and that the Convertible Notes, the Conversion Shares, and the Preferred Stock were acquired solely for the Buyer’s own account and for investment purposes and not with a view to the future sale or distribution of any such securities by the Buyer. Appropriate legends were affixed to the Convertible Notes and the Preferred Stock and will be affixed to the Conversion Shares and the Warrant Shares upon issuance.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required, the information included in Item 1.01 and 5.03 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 5.03	Amendment to Certificate of Incorporation; Change in Fiscal Year.

On June 25, 2018, the Company filed an amended Certificate of Incorporation in the State of Delaware to designate 20,500 shares of preferred stock as Series A Preferred Stock. The terms of the Series A Preferred Stock are set forth in the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

The following is a description of the Series A Preferred Stock:

Dividends

The Series A Preferred Stock does not accrue dividends.

Conversion

The Series A Preferred Stock is not convertible into common stock.

Voting Rights

Each share of Series A Preferred Stock is entitled to 3,205 votes per share on all matters on which holders of common stock are entitled to vote. However, the amount of votes with respect to the Series A Preferred Stock held by any holder, when aggregated with any other voting securities of the Company held by such holder, cannot exceed 19.9% of the Company’s outstanding voting power calculated as of June 21, 2018 (or such greater percentage allowed by Nasdaq without any stockholder approval requirements).

Redemption

From and after the time when the first 15% of the aggregate principal amount of any Convertible Notes is paid or converted in accordance with the terms of the Convertible Notes, the Company will have the right to redeem all or a portion of the Series A Preferred Stock at a price per share equal to $0.01, payable, at the Company’s option with cash or shares of common stock or, if required by certain beneficial ownership limitations, rights to receive common stock.

Transfer

The shares of Series A Preferred Stock are transferable, subject to limitations in the Buyer Voting Agreements and applicable securities laws.

Liquidation Preference

Upon any liquidation, dissolution or winding up of the Company, the holders of the shares of Series A Preferred Stock will be entitled to receive in cash out of the assets of the Company, before any amount is paid to the holders of any junior stock, including common stock of the Company, an amount per share of Series A Preferred Stock equal to 100% of the stated value per share (which is equal to $1,000) plus $0.01.

The Certificate of Designations also includes covenants restricting the Company’s ability to take certain actions without the approval of at least a majority of the outstanding shares of the Preferred Stock.

Additional Information for Stockholders of the Company about the Special Meeting and Where to Find It

The Company has filed with the SEC a preliminary proxy statement and will furnish its stockholders with a definitive proxy statement in connection with the Special Meeting and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about the Company and its affiliates and the Special Meeting. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors may obtain a free copy of the Company’s filings from the Company’s website at www.hmny.com or by directing a request to: Helios and Matheson Analytics Inc., Attn: Secretary, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, (212) 979-8228.

INVESTORS AND SECURITY HOLDERS OF HMNY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE REVERSE SPLIT PROPOSAL.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the Special Meeting. Information about those directors and executive officers of the Company, including their ownership of the Company’s securities, is set forth in its annual report on Form 10-K for the year ended December 31, 2017, which the Company filed with the SEC on April 17, 2018. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company and its directors and executive officers in the Special Meeting proposal by reading the proxy statement and other public filings referred to above.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1*	Certificate of Designations of Series A Preferred Stock.
4.1	Form of Notes issued by the Company (incorporated by reference to Exhibit 4.1 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
4.2	Form of Investor Note issued by the Buyers (incorporated by reference to Exhibit 4.2 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.1	Form of Securities Purchase Agreement, by and between the Company and the Buyers (incorporated by reference to Exhibit 10.1 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.2	Form of Note Purchase Agreement (incorporated by reference to Exhibit 10.2 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.3	Form of Master Netting Agreement (incorporated by reference to Exhibit 10.3 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.4	Form of Guaranty (incorporated by reference to Exhibit 10.4 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.5	Form of Voting and Lockup Agreement for Theodore Farnsworth (incorporated by reference to Exhibit 10.5 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.6	Form of Voting and Lockup Agreement for HMIT (incorporated by reference to Exhibit 10.6 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.7	Form of Palladium Warrants (incorporated by reference to Exhibit 4.2 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on October 5, 2017).
10.8	Form of Voting Agreement between the Company and the Buyers (incorporated by reference to Exhibit 10.8 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Dated: June 26, 2018	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Certificate of Designations of Series A Preferred Stock.
4.1	Form of Notes issued by the Company (incorporated by reference to Exhibit 4.1 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
4.2	Form of Investor Note issued by the Buyers (incorporated by reference to Exhibit 4.2 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.1	Form of Securities Purchase Agreement, by and between the Company and the Buyers (incorporated by reference to Exhibit 10.1 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.2	Form of Note Purchase Agreement (incorporated by reference to Exhibit 10.2 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.3	Form of Master Netting Agreement (incorporated by reference to Exhibit 10.3 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.4	Form of Guaranty (incorporated by reference to Exhibit 10.4 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.5	Form of Voting and Lockup Agreement for Theodore Farnsworth (incorporated by reference to Exhibit 10.5 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.6	Form of Voting and Lockup Agreement for HMIT (incorporated by reference to Exhibit 10.6 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).
10.7	Form of Palladium Warrants (incorporated by reference to Exhibit 4.2 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on October 5, 2017).
10.8	Form of Voting Agreement between the Company and the Buyers (incorporated by reference to Exhibit 10.8 filed as an exhibit to the current report on Form 8-K filed with the SEC by the Company on June 21, 2018).

* Filed herewith.